Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of FirstSun Capital Bancorp of our report dated March 7, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of FirstSun Capital Bancorp for the year ended December 31, 2023, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Dallas, Texas

March 8, 2024